As filed with the Securities and Exchange Commission on May 20, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sunstone Hotel Investors, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-1296886
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

200 Spectrum Center Drive, 21st Floor Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236538.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Sunstone Hotel Investors, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 6.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”), to be registered hereunder set forth under the heading “Description of the Series H Preferred Stock” in the Registrant’s prospectus supplement, dated May 11, 2021, forming part of its Registration Statement on Form S-3 (File No. 333-236538), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, on February 20, 2020, which was effective upon filing with the SEC, covering the offer and sale of shares of the class of the securities to be registered hereby. The Series H Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of Sunstone Hotel Investors, Inc. (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-11/A (File No. 333-117141), filed by the Registrant on October 20, 2004).
3.2	Second Amended and Restated Bylaws of Sunstone Hotel Investors, Inc., effective as of November 15, 2018 (incorporated by reference to Exhibit 3.1 to Form 8-K, filed by the Registrant on November 15, 2018).
3.3*	Articles Supplementary designating the Series H Preferred Stock of Sunstone Hotel Investors, Inc.
4.1*	Form of Specimen Certificate of Series H Preferred Stock of Sunstone Hotel Investors, Inc.

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 20, 2021	By:	/s/ Byran A. Giglia
	Name:	Bryan A. Giglia
	Title:	Chief Financial Officer